140304

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20190054235-71
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/05/2019 10:00 AM
	Entity Number E0284222010-4

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

PLEASE NOTE: The charter document for the resulting entity *must* be submitted/filed simultaneously with the articles of conversion.

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Surge Components, Inc.
Name of constituent entity

Nevada	Corporation
Jurisdiction	Entity type *

and,

Surge Components, Inc.
Name of resulting entity

Delaware	Corporation
Jurisdiction	Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

- [X] **The entire plan of conversion is attached to these articles.**
- [ ] **The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.**
- [ ] **The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.**

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: The Corporation Trust Company

c/o: 1209 Orange Street
Corporation Trust Center
Wilmington, DE 19801

5. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: Time:

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Surge Components, Inc.

Name of constituent entity

X [signature] Ira Levy 2/4/19

Signature Title Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

PLAN OF CONVERSION

This PLAN OF CONVERSION (this "Plan"), dated as of February 4, 2019, is hereby adopted by Surge Components, Inc., a Nevada corporation ("Surge-NV"), in order to set forth the terms, conditions and procedures governing the conversion of Surge-NV into a Delaware corporation pursuant to Section 265 of the Delaware General Corporation Law (the "DGCL") and Section 92A of the Nevada Revised Statutes (the "NRS").

Recitals

WHEREAS, the Board of Directors of Surge-NV has approved the Conversion (as defined below), submitted this Plan to the shareholders of Surge-NV for approval and the shareholders have approved this Plan.

NOW, THEREFORE, Surge-NV does hereby adopt this Plan to effectuate the conversion of Surge-NV into a Delaware corporation as follows:

1. Conversion.

Upon and subject to the terms and conditions of this Plan and pursuant to the relevant provisions of the DGCL and the NRS, including, without limitation, Section 265 of the DGCL and Section 92A of the NRS, Surge-NV shall convert (referred to herein as the "Conversion") into and continue its existence thereafter in the form of a Delaware corporation (referred to herein as "Surge-DE"), which Delaware corporation will continue to be known as Components, Inc., at the Effective Time (as defined below). Surge-DE shall thereafter be subject to all of the provisions of the DGCL, except that notwithstanding Section 106 of the DGCL, the existence of Surge-DE shall be deemed to have commenced on the date Surge-NV commenced its existence in Nevada. This Plan is on file at the address of the principal place of business of Surge-NV. This Plan will be on file after the Conversion at the address of the principal place of business of Surge-DE; and a copy of the Plan will be, upon written request, furnished without cost by Surge-NV before the Conversion or by Surge-DE after the Conversion to any shareholder of Surge-NV or Surge-DE.

2. Effect of Conversion.

Following the Conversion, Surge-DE shall, for all purposes of the laws of the States of Nevada and Delaware, be deemed to be the same entity as Surge-NV. Upon the Effective Time, all of the rights, privileges and powers of Surge-NV, and all property, real, personal and mixed, and all debts due to Surge-NV, as well as all other things and causes of action belonging to Surge-NV, shall remain vested in Surge-DE and shall be the property of Surge-DE and the title to any real property vested by deed or otherwise in Surge-NV shall not revert or be in any way impaired, but all rights of creditors and all liens upon any property of Surge-NV shall be preserved unimpaired, and all debts, liabilities and duties of Surge-NV shall remain attached to Surge-DE and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a Delaware corporation. The rights, privileges, powers and interests in property of Surge-NV, as well as the debts, liabilities and duties of Surge-NV, shall not be deemed, as a consequence of the Conversion, to have been transferred to, but shall remain vested in, Surge-DE for any purpose of the laws of the State of Delaware. The Conversion shall not be deemed to affect any obligations or liabilities of Surge-NV incurred prior to the Effective Time or the personal liability of any person incurred prior thereto. Surge-NV shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion shall not be deemed to constitute a

dissolution of Surge-NV and shall constitute a continuation of the existence of Surge-NV in the form of a Delaware corporation.

3. Effective Time.

Provided that this Plan has not been terminated, abandoned or deferred pursuant to Section 11 of this Plan, the Conversion shall be effective (the "Effective Time") upon (a) the filing with the Secretary of State of the State of Nevada of duly executed Articles of Conversion meeting the requirements of Section 92A.205 of the NRS and (b) the filing with the Secretary of State of the State of Delaware of (i) the Certificate of Incorporation of Surge-DE that has been executed, acknowledged and filed in accordance with the requirements of Delaware in the form specified below, and (ii) a Certificate of Conversion meeting the requirements of Section 265 of the DGCL.

4. Governance and Other Matters Related to Surge-DE.

(a) Certificate of Incorporation.

At the Effective Time, the Certificate of Incorporation of Surge-DE shall be substantially in the form of Exhibit A attached hereto and shall have been filed with the Secretary of State of Delaware.

(b) Bylaws.

At the Effective Time, the Bylaws of Surge-DE shall be as substantially set forth in Exhibit B attached hereto (the "Bylaws") and shall be adopted as such by the Board of Directors of Surge-DE. Thereafter, the Bylaws may be amended by the Board of Directors or stockholders of Surge-DE as provided in the Certificate of Incorporation and Bylaws of Surge-DE and applicable provisions of the DGCL.

(c) Directors and Officers.

The members of the Board of Directors and the officers of Surge-NV immediately prior to the Effective Time shall continue in office following the Effective Time as directors and officers of Surge-DE until the expiration of their terms of office at the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal. After the Effective Time, Surge-DE and its Board of Directors shall take any necessary actions to cause each of such individuals to be appointed or to confirm such appointments.

5. Effect of the Conversion on the Securities of Surge-NV.

(a) Effect of Conversion on Common Stock.

Subject to the terms and conditions of this Plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of Surge-DE, Surge-NV or any shareholder thereof, each share of common stock, $0.001 par value per share, of Surge-NV (the "NV Common Stock"), outstanding immediately prior to the Effective Time shall convert into one validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share, of Surge-DE (the "DE Common Stock").

(b) Effect of Conversion on Preferred Stock.

Subject to the terms and conditions of this Plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of Surge-DE, Surge-NV or any shareholder thereof, each share of preferred stock, $0.001 par value per share, of Surge-NV (the "NV Preferred Stock"), if any, outstanding immediately prior to the Effective Time shall convert into one validly issued, fully paid

and non-assessable share of preferred stock, par value $0.001 per share, of Surge-DE (the "DE Preferred Stock"). As of the date hereof, 10,000 shares of Series C Preferred Stock outstanding and are subject to the rights and preferences set forth in the preferred designation in the Surge-DE Certificate of Incorporation.

(c) Effect of Conversion on Outstanding Warrants, Options or Other Rights.

(i) Subject to the terms and condition of this Plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of Surge-DE, Surge-NV or any holder thereof, each warrant, option or other right to acquire shares of NV Common Stock, if any, outstanding immediately prior to the Effective Time shall convert into one warrant, option or other right to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, one share of DE Common Stock.

(ii) Subject to the terms and condition of this Plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of Surge-DE, Surge-NV or any holder thereof, each warrant, option or other right to acquire shares of NV Preferred Stock outstanding immediately prior to the Effective Time shall convert into one warrant, option or other right to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, one share of DE Preferred Stock.

(d) Effect of Conversion on Employee Benefit, Stock Option, Incentive or Other Similar Plans.

Subject to the terms and conditions of this Plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of Surge-DE, Surge-NV or any shareholder thereof or any other person, each employee benefit plan, stock option plan, incentive compensation plan, equity incentive plan or other similar plan to which Surge-NV is a party shall continue to be a plan of Surge-DE. To the extent that any such plan provides for the issuance of NV Preferred Stock, upon the Effective Time, such plan shall be deemed to provide for the issuance of DE Preferred Stock.

(e) Effect on Other Rights to Purchase Securities.

(i) Any shares of NV Common Stock or securities convertible into NV Common Stock that, immediately prior to the Effective Time, were unvested or subject to a repurchase option risk of forfeiture or other condition pursuant to a stock incentive plan, option agreement, employment agreement or any other applicable agreement of Surge-NV, shall be subject to the vesting requirement, repurchase options, risk of forfeiture or other conditions as set forth in the existing agreement(s) between Surge-NV and any holder of shares or securities, and the certificates representing such shares of DE Common Stock, if any, may accordingly be marked with appropriate legends in the discretion of Surge-DE.

(ii) Any shares of NV Preferred Stock or securities convertible into NV Preferred Stock that, immediately prior to the Effective Time, were unvested or subject to a repurchase option risk of forfeiture or other condition pursuant to a stock incentive plan, option agreement, employment agreement or any other applicable agreement of Surge-NV, shall be subject to the vesting requirement, repurchase options, risk of forfeiture or other conditions as set forth in the existing agreement(s) between Surge-NV and any holder of shares or securities, and the certificates representing such shares of DE Preferred Stock, if any, may accordingly be marked with appropriate legends in the discretion of Surge-DE.

6. Stock Certificates.

From and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of NV Common Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of DE Common Stock into which the shares represented by such certificates have been converted as provided herein. From and after the Effective Time, all of the outstanding certificates, if any, which prior to that time represented shares of NV Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of DE Preferred Stock into which the shares represented by such certificates have been converted as provided herein. From and after the Effective Time, all the outstanding options and warrants to purchase NV Common Stock of Surge-NV, if any, shall convert into one equivalent option or warrant to acquire DE Common Stock upon the same terms and conditions as were in effect immediately prior to the Effective Time. From and after the Effective Time, all the outstanding options and warrants to purchase NV Preferred Stock of Surge-NV shall convert into one equivalent option or warrant to acquire DE Preferred Stock upon the same terms and conditions as were in effect immediately prior to the Effective Time. The registered owner on the books and records of Surge-NV or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Surge-DE or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Surge-NV evidenced by such outstanding certificate as provided above.

7. Employee Benefit and Compensation Plans.

At the Effective Time, each employee benefit plan, incentive compensation plan, equity incentive plan, stock option plan, stock purchase plan and other similar plans to which Surge-NV is then a party shall be automatically assumed by, and continue to be the plan of, Surge-DE, without further action by Surge-DE, Surge-NV, any shareholder thereof or any other person. To the extent any employee benefit plan, incentive compensation plan, equity incentive plan, stock option plan, stock purchase plan or other similar plan provides for the issuance or purchase of, or otherwise relates to, NV Preferred Stock, after the Effective Time such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, DE Preferred Stock.

8. Outstanding Awards.

At the Effective Time, all outstanding stock options, purchase rights, restricted stock awards and other stock awards relating to the NV Preferred Stock shall, by virtue of the Conversion and without any further action on the part of Surge-DE, Surge-NV or the holders thereof, continue on the same terms and conditions and be assumed by Surge-DE, provided that all such awards shall be deemed to provide for the issuance or purchase of, or otherwise relate to DE Preferred Stock.

9. Further Assurances.

If, at any time after the Effective Time, Surge-DE shall determine or be advised that any agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan to carry out the purposes of this Plan, Surge-DE and its proper officers and directors (or their designees), are hereby authorized to execute and deliver, in the name and on behalf of Surge-DE or Surge-NV, all such agreements, documents and assurances and do, in the name and on behalf of Surge-DE or Surge-NV, all such other acts and things necessary or desirable to carry out the purposes of this Plan and the Conversion.

10. Amendment.

This Plan may be amended by the Board of Directors of Surge-NV at any time prior to the Effective Time, provided that an amendment made subsequent to the approval of this Plan by the shareholders of Surge-NV shall not alter or change (a) the amount or kind of shares or other securities to be received by the shareholders hereunder, (b) any term of the Certificate of Incorporation or the Bylaws, other than changes permitted to be made without stockholder approval by the DGCL, or (c) any of the terms and conditions of this Plan if such alteration or change would adversely affect the holders of any class or series of the stock of Surge-NV.

11. Termination or Deferral.

At any time before the Effective Time, this Plan may be terminated and the Conversion may be abandoned by action of the Board of Directors of Surge- NV, notwithstanding the approval of this Plan by the shareholders of Surge- NV, or the consummation of the Conversion may be deferred for a reasonable period of time if, in the opinion of the Board of Directors of Surge- NV, such action would be in the best interest of Surge-NV and its shareholders. In the event of termination of this Plan, this Plan shall become void and of no effect and there shall be no liability on the part of Surge-NV or its Board of Directors or shareholders with respect thereto.

12. Third Party Beneficiaries.

This Plan shall not confer any rights or remedies upon any person or entity other than as expressly provided herein.

13. Severability.

Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

[Signature on the next page]

IN WITNESS WHEREOF, this Plan of Conversion is hereby executed on behalf of Surge Components, Inc., a Nevada corporation, by its officer thereunto duly authorized as of the date first above written.

SURGE COMPONENTS, INC.
a Nevada Corporation

Name: Ira Levy
Title: Chief Executive Officer